Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated June 20, 2024, except for Notes 6, 7, and 8 for which the date is November 27, 2024, relating to the financial statements of Curanex Pharmaceuticals Inc as of and for the years ended December 31, 2023 and 2022.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Kreit and Chiu CPA LLP

New York, New York

November 27, 2024